UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              UCU CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)

       Delaware                                           Applied For
(State of incorporation or organization)                (I.R.S. Employer
                                                       Identification No.)

20 West Ninth Street, Kansas City, Missouri                  64105
(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                  Name of each exchange on which
     to be so registered                  each class is to be registered

            None                                   Not Applicable

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

                       Registration File No. 333-86299-01

Securities to be registered pursuant to Section 12(g) of the Act:

                  % Preferred Securities of UCU Capital Trust I
                                (Title of Class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.     Description of Registrant's Securities to be Registered.

     The class of securities to be registered hereby are the Preferred Securities (the "Preferred Securities") of UCU Capital Trust I, a Delawaare statutory business trust.

     A description of the Preferred Securities is set forth in the Prospectus Supplement dated September 16, 1999 (and filed with the Commission pursuant to Rule 424 on September 17, 1999) to the Prospectus contained in the registration statement on Form S-3 (the "Form S-3") of UCU Capital Trust I and UtiliCorp United, Inc., a Delaware corporation (Registration Nos. 333-86299 and 333-86299-01), which description is incorporated herein by reference.

Item 2.     Exhibits.
-------     ---------

*1(a) --Prospectus and Prospectus Supplement (Rule 424(b)(5) filing made by UtiliCorp United Inc. on September 17, 1999.)

*4(a)(1) --Indenture, dated as of November 1, 1990, between UtiliCorp United
         Inc. and The First National Bank of Chicago, Trustee. (Exhibit 4(a) to UtiliCorp United's Current Report on Form 8-K, dated November 30, 1990.)
*4(a)(2) --Form of Supplemental Indenture. (Exhibit 4(d)(11) to
         UtiliCorp United Inc.'s Registration Statement No. 333-6707.)

*4(b) --Form of Guarantee Agreement to be delivered by UtiliCorp United Inc. (Exhibit 4(h) to the Form S-3.)

*4(c) --Certificate of Trust of UCU Capital Trust I. (Exhibit 4(i) to the Form S-3.) 4(d) --Certificate of Amendment of the Certificate of Trust of UCU Capital Trust I.

4(d) --Certificate of Amendment of the Certificate of Trust of UCU Capital Trust I.

*4(e) --Declaration of Trust of UCU Capital Trust I, dated August 30, 1999. (Exhibit 4(j) to the Form S-3.)

*4(f) --Form of Amended and Restated Declaration of Trust of UCU Capital Trust I. (Exhibit 4(k) to the Form S-3.)

*4(g) --Form of Preferred Security. (included as Exhibit A to the Form of Amended and Restated Declaration of Trust filed as Exhibit 4(k) to the Form S-3.) *4(h) --Form of Purchase Contract Agreement. (Exhibit 4(m) to the Form S-3.)

*4(i)    --Form of Pledge Agreement. (Exhibit 4(n) to the Form S-3.)

*4(j) --Form of Certificate Evidencing PEPS Units. (included as Exhibit A to the Form of Purchase Contract Agreement filed as Exhibit 4(m) to the Form S-3.)

*4(k) --Form of Certificate Evidencing Treasury PEPS Units. (included as Exhibit B to the Form of Purchase Contract Agreement filed as Exhibit 4(m) to the Form S-3.)

* Incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   UCU CAPITAL TRUST I


                                   By:    /s/ Dale J. Wolf
                                   Name:  Dale J. Wolf
                                   Title: Regular Trustee
                                          (Duly authorized representative)




Date:  September 21, 1999